Exhibit 4.1

SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING OVER THE WEB-BASED PLATFORM MAINTAINED BY [●] (THE “PLATFORM”). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS AVAILABLE ON THE PLATFORM OR PROVIDED BY THE PLACEMENT AGENT (COLLECTIVELY, THE “OFFERING MATERIALS”) OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO

RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

TO:

Knowbella Helix Inc.

P.O. Box 30085

Cincinnati, Ohio 45230

Ladies and Gentlemen:

1.	Subscription.

(a)    The undersigned (“Subscriber”) hereby irrevocably subscribes for and agrees to purchase Helix™ tokens (the “Tokens”), of Knowbella Helix Inc., a Delaware corporation (the “Company”), at a purchase price of $0.30 per Token (the “Per Security Price”). The minimum subscription is $480, or 1,600 Tokens. The Tokens being subscribed for under this Subscription Agreement and the shares of Class H Common Stock (“Class H Common Stock”) issuable upon conversion of the Tokens are also referred to as the “Securities”. The rights and preferences of the Tokens are as set forth in the Tokenholders’ Agreement (as may be amended from time to time pursuant to the terms thereof, the “Tokenholders’ Agreement”), substantially in the form filed as an exhibit to the Offering Statement of the Company filed with the SEC (the “Offering Statement”). The rights and preferences of the Class H Common Stock are as set forth in the Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”) and are subject to the Stockholders Agreement (the “Stockholders Agreement”), both substantially in the forms filed as exhibits to the Offering Statement.

(b)    Subscriber understands that the Securities are being offered pursuant to an offering circular dated                     , 2018 (the “Offering Circular”) filed with the SEC as part of the Offering Statement. By executing this Subscription Agreement, Subscriber acknowledges that Subscriber has received this Subscription Agreement, copies of the Offering Circular and Offering Statement including exhibits thereto and any other information required by the Subscriber to make an investment decision. Subscriber further acknowledges that the Tokenholders’ Agreement is hereby incorporated into this Subscription Agreement and together with this Subscription Agreement constitute the “Transaction Agreements”.

(c)    Subscriber’s subscription may be accepted or rejected in whole or in part, at any time by the Company at its sole discretion. In addition, the Company, at its sole discretion, may allocate to Subscriber only a portion of the number of Tokens Subscriber has subscribed for. The Company will notify Subscriber whether this subscription is accepted (whether in whole or in part) or rejected. If Subscriber’s subscription is rejected, Subscriber’s payment (or portion thereof if partially rejected) will be returned to Subscriber without interest and all of Subscriber’s obligations hereunder shall terminate. Subscriber hereby acknowledges and agrees that: (i) any returned funds may be repaid in U.S. Dollars, regardless of Subscriber’s initial form of payment; (ii) if Subscriber pays in any form of cryptocurrency accepted by the Company (including, without limitation, Bitcoin or Ether), the Company may convert such payment to U.S. Dollars at any time after receipt at the then-applicable conversion rate; (iii) if such cryptocurrency payment is converted into U.S. Dollars, upon such return of funds, the Company shall not be liable for any fluctuations in the price of such cryptocurrency that occur during the period any of Subscriber’s funds (and the proceeds thereof) are being held by the Company or for its benefit.

(d)    The aggregate number of Tokens sold in this offering shall not exceed 166,666,667 Tokens (the “Maximum Offering”). The Company may accept subscriptions until [●], unless otherwise earlier terminated or extended by the Company in its sole discretion in accordance with applicable SEC regulations for such other period required to sell the Maximum Offering (the “Termination Date”). This Offering is being conducted on a “best efforts” basis as provided by Rule 251(d)(3)(i)(F) of Regulation A, which means that there is no guarantee that any minimum amount will be sold.

(e)    In the event of rejection of this subscription in its entirety, or in the event the sale of the Securities (or any portion thereof) is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in force and effect.

2.    Purchase Procedure. The purchase price for the Tokens shall be paid simultaneously with the execution and delivery to the Company of this Subscription Agreement. Payment for the Tokens shall be received by [●] (the “Payment Service Provider”) from the undersigned Subscriber by transfer of immediately available funds via wire, ACH, or other means approved by the Company (including payments of Bitcoin and Ether to the wallet addresses provided by the Company), using the instructions below. Upon the Company’s acceptance of each subscription, the Payment Service Provider shall release such funds to the Company. The undersigned shall receive notice of acceptance, and Tokens will be delivered to the wallet address provided by Subscriber. Subscriber acknowledges and agrees that its failure to follow precisely the procedures set forth for buying and receiving Tokens, including, for instance, providing the wrong address for delivery of the Tokens, or provides an address that is not ERC-20 compatible, may result in the loss of subscribed Tokens. In such an instance, the Tokens are likely unrecoverable and the Company shall have no liability to Subscriber for the loss of the Tokens and shall be entitled to keep the purchase price for such Tokens.

3.    Representations and Warranties of the Company. The Company represents and warrants to Subscriber that the following are true and complete in all material respects as of the date of closing, except as otherwise indicated. For purposes of this Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact. The Company will be deemed to have “knowledge” of a particular fact or other matter if one of the Company’s current officers has, or at any time had, actual knowledge of such fact or other matter.

(a)    Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to execute and deliver this Subscription Agreement and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b)    Issuance of the Securities. The issuance, sale and delivery of the Tokens in accordance with this Subscription Agreement has been duly authorized by all necessary corporate action on the part of the Company. The Tokens, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable. The shares of Class H Common Stock have been duly and validly reserved and, when issued in compliance with the provisions of Transaction Agreements, the Restated Certificate, the Stockholders Agreement and applicable law, will be validly issued, fully paid and non-assessable.

(c)    Authority for Agreement. The execution and delivery by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby (including the issuance, sale and delivery of the Tokens) are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon full execution hereof, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

(d)    No Filings. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Subscription Agreement except (i) for such filings as may be required under Regulation A or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(e)    Proceeds. The Company shall use the proceeds from the issuance and sale of the Securities as set forth in “Use of Proceeds” in the Offering Circular.

(f)    Litigation. Except as set forth in the Offering Circular, there is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (a) against the Company or (b) against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

4.    Representations and Warranties of Subscriber. By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants the following, which representations and warranties are true and complete in all material respects as of such Subscriber’s respective closing:

(a)    Requisite Power and Authority. Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement and other agreements required hereunder and to carry out their provisions. All action on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement and other agreements required hereunder have been or will be effectively taken prior to the closing. Upon their execution and delivery, this Subscription Agreement and other agreements required hereunder will be valid and binding obligations of Subscriber, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(b)    Investment Representations. Subscriber understands that the Securities have not been registered under the Securities Act. Subscriber also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Subscriber’s representations contained in this Subscription Agreement.

(c)    Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Exchange Act) with respect to facilitating trading or resale of the Securities. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Securities. Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

(d)    Accredited Investor Status or Investment Limits. Subscriber represents that either:

(i)    Subscriber is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act. Subscriber represents and warrants that the information set forth in response to question (c) on the signature page hereto concerning Subscriber is true and correct; or

(ii)    The purchase price set out in paragraph (b) of the signature page to this Subscription Agreement, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth (or in the case of a Subscriber that is a non-natural person, their revenue or net assets for such Subscriber’s most recently completed fiscal year end).

Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

(e)    Company Information. Subscriber understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. Subscriber has had such opportunity as it deems necessary (which opportunity may have been presented through online chat or commentary functions) to discuss the Company’s business, management and financial affairs with managers, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Subscriber has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Subscriber acknowledges that except as set forth herein, no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

(f)    Valuation. The Subscriber acknowledges that the price of the Securities was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of Securities may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

(g)    Domicile. Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page.

(h)    No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Subscriber.

(i)    Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

(j)    Tokenholders’ Agreement. Subscriber has reviewed and understands the terms and obligations imposed by the Tokenholders’ Agreement. All representations and warranties applicable to tokenholders in the Tokenholders’ Agreement are true and correct with respect to Subscriber as of the closing.

(k)    Risk Of Losing Access to Tokens Due to Loss of Private Key(s), Custodial Error or Purchaser Error. Subscriber understands that a private key, or a combination of private keys, is necessary to control and dispose of Tokens stored in any digital wallet or vault. Accordingly, any loss of requisite private key(s) associated with Subscriber’s digital wallet or vault storing Tokens will result in loss of such Tokens. Moreover, any third party that gains access to such private key(s), including by gaining access to login credentials of a hosted wallet service, may be able to misappropriate Subscriber’s Tokens. Subscriber understands that any errors or malfunctions caused by or otherwise related to the digital wallet or vault Subscriber chooses to receive and store Tokens, including Subscriber’s own failure to properly maintain or use such digital wallet or vault, may also result in the loss of Tokens.

(l)    Compliance with OFAC and Anti-money Laundering Laws.

(i)    Subscriber understands and agrees that the Company prohibits the investment of funds by any persons or entities that are acting, directly or indirectly, (A) in contravention of any U.S. or international laws and regulations, including anti-money laundering regulations or conventions, (B) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control1 (“OFAC”), as such list may be amended from time to time, (C) for a senior foreign political figure, any member of a senior foreign political figure’s immediate family or any close associate of a senior foreign political figure2, unless the Company, after being specifically notified by Subscriber in writing that it is such a person, conducts further due diligence, and determines that such investment shall be permitted, or (D) for a foreign shell bank3 (such persons or entities in (A) – (D) are collectively referred to as “Prohibited Persons”).

(ii)    Subscriber represents, warrants and covenants that: (A) it is not, nor is any person or entity controlling, controlled by or under common control with Subscriber, a Prohibited Person, and (B) to the extent Subscriber has any beneficial owners4, (1) it has carried out thorough due diligence to establish the identities of such

[1]	The OFAC list may be accessed on the web at http://www.treas.gov/ofac.
[2]	Senior foreign political figure means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a senior foreign political figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. The immediate family of a senior foreign political figure typically includes the political figure’s parents, siblings, spouse, children and in-laws. A close associate of a senior foreign political figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.
[3]	Foreign shell bank means a foreign bank without a physical presence in any country, but does not include a regulated affiliate. A post office box or electronic address would not be considered a physical presence. A regulated affiliate means a foreign shell bank that: (a) is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable; and (b) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or foreign bank.
[4]

Beneficial owners will include, but not be limited to: (a) shareholders of a corporation; (b) partners of a partnership; (c) members of a limited liability company; (d) investors in a fund-of-funds; (e) the grantor of a revocable or grantor trust; (f) the beneficiaries of an irrevocable trust; (g) the individual who established an IRA; (h) the participant in a self-directed pension plan; (i) the sponsor of any other pension plan; and (j) any person being represented by the Investor in an agent, representative, intermediary, nominee or similar capacity. If the beneficial owner is itself an entity, the information and representations set forth herein must also be given with respect to its individual beneficial owners. If the Investor is a publicly-traded company, it need not conduct due diligence as to its beneficial owners.

beneficial owners, (2) based on such due diligence, Subscriber reasonably believes that no such beneficial owners are Prohibited Persons, (3) it holds the evidence of such identities and status and will maintain all such evidence for at least five years from the date of Subscriber’s complete withdrawal from the Company, and (4) it will make available such information and any additional information requested by the Company that is required or advisable under applicable regulations.

(iii)    If any of the foregoing representations, warranties or covenants ceases to be true or if the Company no longer reasonably believes that it has satisfactory evidence as to their truth, notwithstanding any other agreement to the contrary, the Company may, in accordance with applicable regulations, freeze Subscriber’s investment, either by prohibiting additional investments, declining or suspending any withdrawal requests and/or segregating the assets constituting the investment, freezing any activities with respect to Tokens, or the Subscriber’s investment may immediately be involuntarily withdrawn by the Company, and the Company may also be required to report such action and to disclose Subscriber’s identity to OFAC or other authority. In the event that the Company is required to take any of the foregoing actions, Subscriber understands and agrees that it shall have no claim against the Company or its affiliates, directors, managers, members, partners, shareholders, officers, employees and agents for any form of damages as a result of any of the aforementioned actions.

(iv)    Subscriber understands and agrees that any withdrawal proceeds paid to it shall be subject to the same return of funds provisions provided in Section 1(c).

5.    Survival of Representations and Indemnity. The representations, warranties and covenants made by the Subscriber herein shall survive the Termination Date of this Subscription Agreement. The Subscriber agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

6.    Taxes. The purchase price paid by Subscriber for the Tokens is exclusive of all applicable taxes. Subscriber is responsible for determining what, if any, taxes apply to its purchase of Tokens, including, for example, sales, use, value added, and similar taxes. Subscriber shall withhold, collect, report and remit the correct taxes to the appropriate tax authorities. The Company is not responsible for withholding, collecting, reporting, or remitting any sales, use, value added, or similar tax arising from Subscriber’s purchase of Tokens. Subscriber acknowledges and agrees that the Company has not provided it any tax advice or opinion.

7.    Dispute Resolution; Arbitration. PLEASE READ THIS SECTION CAREFULLY BECAUSE IT CONTAINS ADDITIONAL PROVISIONS APPLICABLE ONLY TO INDIVIDUALS LOCATED, RESIDENT, OR DOMICILED IN THE UNITED STATES. IF SUBSCRIBER IS LOCATED, RESIDENT, OR DOMICILED IN THE UNITED STATES, THIS SECTION REQUIRES SUBSCRIBER TO ARBITRATE CERTAIN DISPUTES AND CLAIMS WITH THE COMPANY AND LIMITS THE MANNER IN WHICH SUBSCRIBER CAN SEEK RELIEF FROM THE COMPANY.

(a)    Waiver of Jury Trial. WITH RESPECT TO ANY DISPUTES, CLAIMS, SUITS, ACTIONS, CAUSES OF ACTION, DEMANDS OR PROCEEDINGS (COLLECTIVELY, “DISPUTES”), SUBSCRIBER AND THE COMPANY (I) WAIVE THEIR RESPECTIVE RIGHTS TO HAVE ANY AND ALL DISPUTES ARISING FROM OR RELATED TO THESE TERMS RESOLVED IN A COURT, AND (II) WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL.

(b)    Binding Arbitration. Subscriber and Company will arbitrate Disputes through binding arbitration (which is the referral of a Dispute to one or more persons charged with reviewing the Dispute and making a final and binding determination to resolve it instead of having the Dispute decided by a judge or jury in court).

(c)    No Class Arbitrations, Class Actions or Representative Actions. ANY DISPUTE ARISING OUT OF OR RELATED TO THESE TERMS IS PERSONAL TO SUBSCRIBER AND THE COMPANY AND WILL BE RESOLVED SOLELY THROUGH INDIVIDUAL ARBITRATION AND WILL NOT BE BROUGHT AS A CLASS ARBITRATION, CLASS ACTION OR ANY OTHER TYPE OF REPRESENTATIVE PROCEEDING. THERE WILL BE NO CLASS ARBITRATION OR ARBITRATION IN WHICH AN INDIVIDUAL ATTEMPTS TO RESOLVE A DISPUTE AS A REPRESENTATIVE OF OR ON BEHALF OF ANOTHER INDIVIDUAL OR GROUP OF INDIVIDUALS. FURTHER, A DISPUTE CANNOT BE BROUGHT AS A CLASS OR OTHER TYPE OF REPRESENTATIVE ACTION, WHETHER WITHIN OR OUTSIDE OF ARBITRATION, OR ON BEHALF OF ANY OTHER INDIVIDUAL OR GROUP OF INDIVIDUALS.

(d)    Federal Arbitration Act. The enforceability of this Section 7 will be both substantively and procedurally governed by and construed and enforced in accordance with the Federal Arbitration Act, 9 U.S.C. § 1 et seq. (the “FAA”), to the maximum extent permitted by applicable law.

(e)    Notice; Informal Dispute Resolution. Each party will notify the other party in writing of any Dispute within thirty (30) days of the date it arises, so that the parties can attempt in good faith to resolve the Dispute informally. Notice shall comply with Section 9. Subscriber’s notice must include (i) its name, postal address, email address and telephone number, (ii) a description in reasonable detail of the nature or basis of the Dispute, and (iii) the specific relief that it is seeking. If Subscriber and Company cannot agree how to resolve the Dispute within thirty (30) days after the date notice is received by the applicable party, then either Subscriber or Company may, as appropriate and in accordance with this Section 7, commence an arbitration proceeding.

(f)    Any arbitration will occur in Hamilton County, Ohio, USA. Arbitration will be conducted confidentially by a single arbitrator in accordance with the rules of the Judicial Arbitration and Mediation Services (“JAMS”), which are hereby incorporated by reference. The state and federal courts located in Hamilton County, Ohio will have exclusive jurisdiction over any appeals and the enforcement of an arbitration award, and you waive any and all objections to venue in those courts and any and all arguments that they are not an appropriate forum. You may also litigate a Dispute in the small claims court located in the county where you reside if the Dispute meets the requirements to be heard in small claims court.

(g)    Authority of Arbitrator. As limited by the FAA, these terms and the applicable JAMS rules, the arbitrator will have (i) the exclusive authority and jurisdiction to make all procedural and substantive decisions regarding a Dispute, including the determination of whether a Dispute is arbitrable, and (ii) the authority to grant any remedy that would otherwise be available in court; provided, however, that the arbitrator does not have the authority to conduct a class arbitration or a representative action. The arbitrator may only conduct an individual arbitration and may not consolidate more than one individual’s claims, preside over any type of class or representative proceeding or preside over any proceeding involving more than one individual.

(h)    Rules of JAMS. The rules of JAMS and additional information about JAMS are available on the JAMS website. By agreeing to be bound by this Subscription Agreement, Subscriber either (i) acknowledges and agrees that it has read and understands the rules of JAMS, or (ii) waives its opportunity to read the rules of JAMS and any claim that the rules of JAMS are unfair or should not apply for any reason.

(i)    Severability of Dispute Resolution; Arbitration. If any term, clause or provision of this Section 7 is held invalid or unenforceable, it will be so held to the minimum extent required by law, and all other terms, clauses and provisions of this Section 7 will remain valid and enforceable. Further, the waivers set forth in Section 7(c) are severable from the other provisions of these Terms and will remain valid and enforceable, except as prohibited by applicable law.

8.    Governing Law. This Subscription Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to conflict of law rules that would cause the application of the laws of any other jurisdiction.

9.    Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed, telecopied or cabled, on the date of such delivery to the address of the respective parties as follows:

If to the Company, to: Knowbella Helix Inc. PO Box 30085 Cincinnati, OH 45230 E-mail: Mark@Knowbella.tech Attention: CEO with a required copy to:

Keating Muething & Klekamp PLL

One East Fourth Street, Suite 1400

Cincinnati, OH 45202

E-mail: mreuter@kmklaw.com; cbrinkman@kmklaw.com

Attention: F. Mark Reuter & Christopher S. Brinkman

If to a Subscriber, to Subscriber’s address or electronic mail address as supplied in connection with this subscription or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by telecopy or cable shall be confirmed by letter given in accordance with (a) or (b) above.

10.	Miscellaneous.

(a)    All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b)    This Subscription Agreement is not transferable or assignable by Subscriber.

(c)    The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

(d)    None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Subscriber.

(e)    In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

(f)    The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(g)    The Transaction Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(h)    The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(i)    The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(j)    This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(k)    No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

11.    Subscription Procedure. Subscriber, by providing his, her or its name and subscription amount and clicking “accept” and/or checking the appropriate box on the [●] Platform (“Online Acceptance”), confirms such Subscriber’s investment through the [●] Platform and confirms such Subscriber’s electronic signature to this Subscription Agreement. Subscriber agrees that his or her electronic signature as provided through Online Acceptance is the legal equivalent of his or her manual signature on this Subscription Agreement and Online Acceptance establishes such Subscriber’s acceptance of the terms and conditions of this Subscription Agreement.

KNOWBELLA HELIX INC.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase Helix™ Tokens of Knowbella Helix Inc., by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

(a)	The purchase price will be paid in (check one): US Dollars ETH BTC

(b)	For funds tendered in US Dollars

(i) The number of Helix™ Tokens the undersigned hereby irrevocably subscribes for is:
(print number of Tokens)

	(ii) The aggregate purchase price (based on a purchase price of $0.30 per Token) for the Tokens the undersigned hereby irrevocably subscribes for is:	$
(print aggregate purchase price)

(c)	For funds tendered in BTC

(i) The amount of BTC tendered:
(Number of BTC)

(ii) Number of Helix™ Tokens TBD based on conversion methodology (See Appendix B)

(d)	For funds tendered in ETH

(i) The amount of ETH tendered.
(Number of ETH)

(ii) Number of Helix™ Tokens TBD based on conversion methodology (See Appendix B)

(e) EITHER (i) The undersigned is an accredited investor (as that term is defined in Regulation D under the Securities Act because the undersigned meets the criteria set forth in the following paragraph(s) of Appendix A attached hereto:		(print applicable number from Appendix A)

OR (ii) The amount set forth in paragraph (b) above (together with any previous investments in the Securities pursuant to this offering) does not exceed 10% of the greater of the undersigned’s net worth or annual income.

(f) The Tokens subscribed for will be owned by, and should be recorded on the Company’s books as held in the name of:

(print name of owner or joint owners)
If the Securities are to be purchased in joint names, both Subscribers must sign:

Signature	Signature

Name (Please Print)	Name (Please Print)

Email address	Email address

Address	Address

Telephone Number	Telephone Number

Social Security Number/EIN	Social Security Number

Date	Date

This Subscription is accepted	KNOWBELLA HELIX INC.
on , 2018
By:

	Name:	Mark Pohlkamp

	Title:	CEO

APPENDIX A

An accredited investor includes the following categories of investor:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000.

(i) Except as provided in paragraph (a)(5)(ii) of this section, for purposes of calculating net worth under this paragraph (a)(5):

(A) The person’s primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(ii) Paragraph (a)(5)(i) of this section will not apply to any calculation of a person’s net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(A) Such right was held by the person on July 20, 2010;

(B) The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

(C) The person held securities of the same issuer, other than such right, on July 20, 2010.

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.

APPENDIX B

Determination of number of Helix™ Tokens Issued For BTC and ETH

The number of Helix™ Tokens which a Subscriber shall be entitled to receive in exchange for payments made in ETH or BTC (the “Token Amount”), shall be determined based on the Daily BTC Exchange Rate (as defined below) and Daily ETH Exchange Rate (as defined below), as applicable, for the Receipt Day on which the Company receives the Purchaser Commitment Amount. The term the “Receipt Day” means the period from, and including, 3:00:00 p.m. (ET) on a calendar day (the “Receipt Day Start Time”) and 2:59:59 p.m. (ET) on the succeeding business day (the “Receipt Day End Time”).

For purposes hereof, the “Purchaser Commitment Amount” means the aggregate amount of ETH or BTC delivered by a Subscriber to the Company pursuant to the Subscription Agreement.

BTC payments:

The Token Amount for BTC payments will be determined by the Company based upon the USD equivalent of the Purchaser Commitment Amount received by the Company, based upon the last traded price for a BTC to USD exchange transaction, as reflected on www.gdax.com (“GDAX”) which is closest to and includes (but is not after) 5:00:00 p.m. (ET), on the date on which the BTC Receipt Day End Time occurs (the “BTC Exchange Rate”). The Token Amount shall be calculated by dividing this USD equivalent Purchaser Commitment Amount by the per Helix™ Tokens USD price[, rounded to the nearest one-hundredth of a Token.]

ETH Payments:

The Token Amount for ETH payments will be determined by the Company based upon the USD equivalent of the Purchaser Commitment Amount received by the Company, based upon the last price quoted for an ETH to USD exchange transaction, as reflected on GDAX, which is closest to and includes (but is not after) 5:00:00 p.m. (ET), on the date on which the ETH Receipt Day End Time occurs (the “ETH Exchange Rate”). The Token Amount shall be calculated by dividing this USD equivalent Purchaser Commitment Amount by the per Helix™ Tokens USD price[, rounded to the nearest one-hundredth of a Token.]

For purposes of clarity and by way of example, if an investor’s Purchase Commitment Amount is 3 ETH, and the Company receives 3 ETH from such investor at 4:00 pm (ET) on Monday. The exchange rate for the ETH would be determined based on the last price quoted for an ETH to USD exchange transaction, as reflected GDAX, costs to and including 5:00:00 p.m. (ET) on Tuesday. Assuming such last quoted price is $457.00, the investor would receive 1,523.33 Helix™ Tokens ($457/$0.30 = 1,523.33 Helix™ Tokens).

If at any time in the future, GDAX is no longer operational or operates with limited functionality such that the procedures set forth herein could not be applied, the Company shall select a replacement that, in the good faith judgment of management, is recognized in the market at such time as a reputable venue for such reporting purposes.